UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

May 9, 2022

Date of report (Date of earliest event reported)

MEI Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50484	51-0407811
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11455 El Camino Real, Suite 250
San Diego, California 92130	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 369-7100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00000002 par value	MEIP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 9, 2022, MEI Pharma, Inc. (the “Company”) received a deficiency letter from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) notifying the Company that, for the preceding 30 consecutive business days, the closing bid price for the Company’s common stock was below the minimum $1.00 per share requirement for continued inclusion on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Requirement”).

The notification received has no immediate effect on the Company’s Nasdaq listing. In accordance with Nasdaq rules, the Company has been provided an initial period of 180 calendar days, or until November 7, 2022 (the “Compliance Date”), to regain compliance with the Bid Price Requirement. If, at any time before the Compliance Date, the closing bid price for the Company’s common stock is at least $1.00 for a minimum of 10 consecutive business days, the Staff will provide the Company written confirmation of compliance with the Bid Price Requirement.

If the Company does not regain compliance with the Bid Price Requirement by the Compliance Date, the Company may be eligible for an additional 180 calendar day compliance period. To qualify, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the Bid Price Requirement, and will need to provide written notice of its intention to cure the deficiency during the second 180 calendar day compliance period, by effecting a reverse stock split, if necessary.

If the Company does not regain compliance with the Bid Price Requirement by the Compliance Date and is not eligible for an additional compliance period at that time, the Staff will provide written notification to the Company that its common stock will be subject to delisting. At that time, the Company may appeal the Staff’s delisting determination to a Nasdaq Hearings Panel. There can be no assurance that the Company will regain compliance or otherwise maintain compliance with any of the other listing requirements.

The Company intends to monitor the closing bid price of its common stock and may, if appropriate, consider available options to regain compliance with the Bid Price Requirement.

Item 4.02 – Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

The Company has determined that it made certain errors in the manner in which it recognized revenue from its License, Development, and Commercialization Agreement with Kyowa Kirin Co., Ltd. (the “KKC Commercialization Agreement”), with the result that revenue was overstated in some quarters and understated in other quarters in the Company’s financial statements during 2020 and 2021. The Company will therefore restate its previously filed annual and quarterly financial statements for periods from June 30, 2020 forward, as described further below. The Company currently estimates that the errors were material on a cumulative basis and is analyzing materiality with respect to each of the affected reporting periods and will complete that analysis as part of completing its restatement. The errors relate to the appropriate timing and amounts of revenue recognized over time under the cost-to-cost method associated with the KKC Commercialization Agreement. The Company expects these errors and the required restatement will have no effect on the Company’s previously reported operating expenses, cash flows or cash and short-term investments.

Specifically, on May 10, 2022, the Audit Committee (the “Audit Committee”) of the Board of Directors of the Company concluded, after discussion with the Company’s management, that the Company’s financial statements inaccurately applied the cost-to-cost method in recognizing revenue and, as of and for the quarterly and annual periods ended from June 30, 2020 through December 31, 2021 (collectively, the “Non-Reliance Periods”) included in the associated 10-K for the fiscal year ended June 30, 2021, Form 10-Qs for the periods ended September 30, 2021 and December 31, 2021, including the comparative periods, filed with the Securities Exchange Commission (the “SEC”), (1) should no longer be relied upon due to errors in the calculation of revenue and deferred revenue, and (2) will require restatement. As a result, the Company will file amendments to its Form 10-K for the fiscal year ended June 30, 2021 and to its Form 10-Qs for the periods ended September 30, 2021 and December 31, 2021 to restate the previously issued financial statements including the comparative periods. Similarly, any previously issued or filed reports, press releases, earnings releases, and investor presentations or other communications describing the

Company’s financial statements and other related financial information covering the Non-Reliance Periods should no longer be relied upon. The Company expects to file an extension on Form 12b-25 for its Quarterly Report for the period ended March 31, 2022.

The Company is currently determining the exact amounts and full effect of the errors in the financial statements covering the Non-Reliance Periods. The Company estimates that in some periods revenue was overstated and in other periods revenue was understated. The Company’s preliminary estimate is that, as of December 31, 2021, the cumulative effect of these errors is a misstatement of deferred revenue and accumulated deficit of less than $10 million; however such amount is subject to revision as the Company finalizes its analysis. The Company is working to complete the restatement of its financial statements for the Non-Reliance Periods. The Company intends to restate the financial statements for the Non-Reliance Periods as soon as practicable, and will include therein the correction of any other, immaterial errors. Accordingly, investors and others should rely only on financial information and other disclosures regarding the Non-Reliance Periods once the Company restates its financial statements for the Non-Reliance Periods and not rely on any previously issued or filed earnings press releases, investor presentations or other communications related thereto covering the Non-Reliance Periods.

Management is assessing the effect of these restatements on the Company’s internal control over financial reporting and its disclosure controls and procedures. The Company expects to report at least one material weakness following completion of its analysis of the cause of these restatements. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of a company’s annual or interim financial statements will not be prevented or detected on a timely basis. The existence of one or more material weaknesses precludes a conclusion by management that the Company’s disclosure controls and procedures and internal control over financial reporting are effective. As a result of the material weakness or material weaknesses, the Company believes that its internal control over financial reporting was not effective and its disclosure controls and procedures were not effective for the Non-Reliance Periods.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Item 4.02 with the Company’s independent registered accounting firm, BDO USA, LLP.

Forward-Looking Statements: This Current Report on Form 8-K contains “forward-looking” statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. The Company advises caution in reliance on forward-looking statements. Forward-looking statements include, without limitation, the Company’s plans related to restatement of the financial statements as of and for the quarterly and annual periods ended June 30, 2020 through December 31, 2021, the Company’s estimates related to the errors included in the financial statements covering the Non-Reliance Periods. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those implied by forward-looking statements, including the outcome of the Company’s completion of the quantification and evaluation of the specific impact of the errors related to revenue recognition in the Company’s financial results and previously issued financial statements, including the possibility of material adjustments thereto; the discovery of additional and unanticipated information during the procedures required to be completed before the Company is able to file its required reports; and the application of accounting or tax principles in an unanticipated manner. See also additional risk factors set forth in the Company’s periodic filings with the SEC, including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors,” in the Company’s Annual Report on Form 10-K filed with the SEC on September 2, 2021. All forward-looking statements in this Current Report on Form 8-K are based on information available to the Company as of the date of this filing. The Company expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEI PHARMA, INC.

Dated: May 13, 2022	By:	/s/ Daniel P. Gold
	Name:	Daniel P. Gold
	Title:	Chief Executive Officer